UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2016

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)     On December 20, 2016, the Personnel and Compensation Committee of the Board of Directors of Teledyne Technologies Incorporated ("Teledyne") took the following actions:

(i)    The Committee made a special one-time grant of a Restricted Stock Unit (RSU) Award consisting of 16,045 RSUs to Robert Mehrabian, Teledyne's President, Chairman and Chief Executive Officer. The RSUs vest in three equal annual installments beginning December 20, 2017, so long as Dr. Mehrabian remains employed with Teledyne on the applicable installment vesting date. Each RSU represents a contingent right to receive one share of Teledyne Common Stock upon vesting. In deciding to grant the RSU award, the Committee considered general industry and industry peer compensation information provided by its independent compensation consultants, retention strategy, executive performance, including Dr. Mehrabian's role in identifying, implementing and integrating transformative acquisitions, and other factors.

(ii)    The Committee increased the Annual Incentive Plan (AIP) target for Aldo Pichelli, Teledyne's Chief Operating Officer, from 80% of base salary to 100% of base salary, beginning with the AIP award for the 2017 fiscal year. In increasing the target percentage, the Committee considered general industry and industry peer compensation information provided by its independent compensation consultants, executive performance, and other factors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: December 22, 2016